Exhibit 10.1



June 10, 1997

Michael J. Quinlan
755 Boylston Street
Boston, MA  02116

Dear Mike:

The Board of Directors (the "Board") of Marcam Corporation (the "Company") believes that, given the changes to the Company currently being contemplated by the Board and the possibility that the Company may receive proposals from third parties with respect to its future, it is important to the Company that your management and technical skills continue to be available to the Company and that you be able to assess and advise the Board whether such proposals would be in the best interests of the Company and its shareholders and to take such other actions regarding such proposals as the Board might determine to be appropriate.

The Board has therefore authorized this Agreement as a means of assuring you, during the timeframe contemplated by this Agreement, there will not be any change in the terms of your employment at the Company. This Agreement is designed to assure the Company that it will have your continued management efforts, dedication and the availability of your advice and counsel, notwithstanding the potential results of the contemplated changes or proposals from such third parties. The effective date of this Agreement is as set forth above. In consideration of the foregoing and for other good and valuable consideration, the Company and you hereby agree as follows:

1. In the event your employment with the Company or any of its subsidiaries or affiliates is (a) terminated by the Company for any reason other than (i) your gross dereliction of duty, or (ii) criminal or civil judgment which, in the Company's or its successor's good faith judgment, renders you unsuitable for such employment, or (b) terminated by you for Good Reason (as defined below), then:

         a) the Company will pay you as termination compensation, within fifteen
         (15) days after such termination, a lump sum equal to (i) one year's then current base salary, plus (ii) an amount equal to your salary on a per diem basis for any outstanding vacation earned but not taken through the date of your termination, plus (iii) any award previously made to you under your then current bonus plan and not previously paid to you;

         b) the termination date shall be treated as a "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and should you elect continuation of coverage under the Company's health plans in accordance with COBRA, the Company agrees to pay COBRA payments for a period of one (1) year from the termination date;

         c) notwithstanding any provisions of the Company's 1987 or 1994 Stock Plans, or of any other incentive stock option plans or non-qualified stock option plans which may


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         subsequently be adopted (collectively, the "Plans") or any agreements thereunder, all stock options granted to you under the Plans and not then vested shall in such event and at such time become immediately vested and exercisable as of the date of termination and the period of time in which to exercise such options shall be extended through the balance of the term of the stock option,

         d) the Company shall pay your normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements.

         In the event you die, become disabled or voluntarily leave the Company for other than Good Reason as defined below, then your normal compensation will be provided to you in accordance with the then-current, applicable Company policies through the date of such termination.

2. For purposes of this Agreement, "Good Reason" shall mean any of the following:

         a) a reduction in the rate of your salary or in some other form of your compensation or benefits, including failure to continue any incentive compensation or employee benefit or stock option or purchase plan, without providing an appropriate substitute therefor of equal value to you,

         b) a substantial adverse change in (i) the nature or scope of your duties, responsibilities, powers or authority or (ii) your title, position or status,

         c) the relocation by the Company or its successor of your office to any place outside the thirty (30) mile radius from your present principal site of employment with the Company,

         d) a material breach by the Company or its successor of any employment, compensation or similar agreement between you and the Company, or

         e) failure of the Company or its successor to give you, within ten
         (10) days after your written request therefor, written assurance of its intention to honor this Agreement.

3. The terms and conditions of the Marcam Corporation Employee Agreement on Ideas, Inventions, Confidential Information and Non-Competition (the "Employee Agreement"), or successor agreement, which you signed upon the commencement of employment shall survive the termination of your employment.

4. In the event of the termination of your employment under the circumstances described in the lead in to Section 1, the arrangements provided for by this Agreement, by any stock option or other agreement between the Company or any of its subsidiaries and you in effect at the time, and by any other applicable plan of the Company or any of its subsidiaries will constitute the entire obligation of the Company to you and performance thereof by the Company will constitute full settlement of any claim that you might otherwise assert against the Company or any of its subsidiaries on account of such termination. You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of payments provided for in this Agreement be reduced by any compensation earned by


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you as the result of employment by another employer after the termination of your employment with the Company or one of its subsidiaries.

5. In the event of your voluntary resignation from the Company, the period of time in which to exercise options which are vested as of the date of such resignation shall be extended through the balance of the term of such option grants.

6. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by you during your lifetime. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live other than amounts the payment of which is by its terms determined with respect to your death, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

7. This Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by you and such officer as may be specifically designated by the Board. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

8. You hereby acknowledge that (i) the Company currently intends to transfer its business relating to the PRISM, Protean and Avantis product lines to Marcam Solutions, Inc., a wholly owned subsidiary of the Company ("Marcam Solutions"), which the Company currently intends to spin off to its stockholders (the "Spin Off"), and (ii) in connection with the Spin Off, you will become employed by Marcam Solutions or one of its subsidiaries. The termination of your employment with the Company, and commencement of your employment with Marcam Solutions or one of its subsidiaries, in connection with the Spin Off shall not be a termination of your employment by the Company and its subsidiaries for purposes of this Agreement. The Company hereby assigns to Marcam Solutions, and Marcam Solutions hereby assumes from the Company, all of the Company's rights and obligations under this Agreement, effective as of the completion of the Spin Off. You hereby consent to such assignment and assumption and, from and after the completion of the Spin Off, will look only to Marcam Solutions for performance of this Agreement. From and after the completion of the Spin Off, all references to the "Company" in this Agreement shall be deemed to refer only to "Marcam Solutions" and all references to the "Board" in this Agreement shall be deemed to refer only to the Board of Directors of Marcam Solutions.

If you are in agreement with the foregoing, please so indicate by signing and returning to the Company the original of this Agreement, whereupon this shall constitute a binding agreement between you and the Company. The second copy is for your files.


                                            Very truly yours,


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                                            MARCAM CORPORATION

                                            By: /s/ George A. Chamberlain 3d
                                            -----------------------------------
                                            Name: George A. Chamberlain 3d
                                            Title: Chief Financial Officer


                                            MARCAM SOLUTIONS, INC.

                                            By: /s/ George A. Chamberlain 3d
                                            -----------------------------------
                                            Name: George A. Chamberlain 3d
                                            Title: Chief Financial Officer


Agreed:

 /s/  Michael J. Quinlan
----------------------------
      Michael J. Quinlan


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